SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                      of 1934 (Amendment No. ____)

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
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     (as permitted by Rule 14a-6(e)(2))
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[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         Techne Corporation
            (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

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       pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

    1) Amount Previously Paid:
    2) Form, Schedule or Registration Statement No.:
    3) Filing Party:
    4) Date Filed:




                              TECHNE CORPORATION


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  to be held
                                October 29, 2009


    The annual meeting of shareholders (the "Annual Meeting") of Techne Corporation (the "Company") will be held at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, on Thursday, October 29, 2009, at 3:30 p.m. (Central Daylight Time), for the following purposes:

1.  To set the number of members of the Board of Directors at eight (8).

2.  To elect directors of the Company for the ensuing year.

3. To take action upon any other business that may properly come before the meeting or any adjournment thereof.

    Only shareholders of record shown on the books of the Company at the close of business on September 11, 2009 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

    You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

    This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors (the "Board of Directors" or the "Board").




                                      THOMAS E. OLAND,
                                      Chairman of the Board and President



Dated:   September 22, 2009
         Minneapolis, Minnesota




  IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
                 MEETING TO BE HELD ON OCTOBER 29, 2009:

        The Proxy Statement and 2009 Annual Report to Shareholders are available at https://materials.proxyvote.com/878377

                    You may vote your proxy at www.proxyvote.com





                              TECHNE CORPORATION

                                  __________

                               PROXY STATEMENT
                                      for
                         Annual Meeting of Shareholders
                           To Be Held October 29, 2009
                                  __________


                                 INTRODUCTION

    Your Proxy is solicited by the Board of Directors of Techne Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on October 29, 2009 and at any adjournment thereof, for the purposes set forth
in the attached Notice of Annual Meeting.   The Notice of Annual Meeting,
Proxy Statement, 2009 Annual Report to Shareholders and proxy card are being mailed to stockholders on or about September 22, 2009.

    The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

    Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the number and slate of directors proposed by the Nominations and Governance Committee of the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal, other than election of directors, will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. You may revoke your proxy by sending a written statement to that effect to the Corporate Secretary of the Company, submitting a properly signed proxy card with a later date, or filing a notice of termination of the proxy and voting in person at the Annual Meeting. If you need directions to the Annual Meeting, please contact the Company at 612-379-8854. The mailing address of the Company's principal executive office is 614 McKinley Place N.E., Minneapolis, MN 55413.

    You may vote your proxy by internet at www.proxyvote.com



                   OUTSTANDING SHARES AND VOTING RIGHTS

    The Board of Directors of the Company has fixed September 11, 2009 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on September 11, 2009, 37,244,629 shares of the Company's Common Stock were issued and outstanding. Such Common Stock is the only outstanding class of stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.



                         PRINCIPAL SHAREHOLDERS

    The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of September 11, 2009:

                                       Amount and
Name and Address                    Nature of Shares         Percent
of Beneficial Owner                Beneficially Owned        of Class
-------------------------------    ------------------        --------

Morgan Stanley                         4,863,586 (1)            13.1%
1585 Broadway
New York, NY  10036

Barclays Global Investors              2,254,312 (2)             6.1%
400 Howard Street
San Francisco, CA 94105

FMR LLC                                1,912,845 (3)             5.1%
82 Devonshire Street
Boston, MA 02109

---------------

(1) Sole voting power over 4,667,337 shares. Shared voting power over 154 shares. Sole investing power over 4,863,586 shares.

(2) Sole voting power over 1,801,131 shares. Sole investing power over 2,254,312 shares.

(3) Sole voting power over 267 shares. Sole investing power over 1,912,845 shares.





                         MANAGEMENT SHAREHOLDINGS

    The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of September 11, 2009, by each executive officer of the Company named in the Summary Compensation Table, by each director and by all directors and executive officers (including the named individuals) as a group. Shares beneficially owned by Mr. Oland constitute 4.2% of total shares outstanding. Each other individual beneficially owns less than one percent of total shares outstanding plus shares subject to options exercisable by him or her. As a group, officers and directors beneficially own 7.5% of total shares outstanding plus shares subject to options exercisable by them.

Name of Director or                        Number of Shares
Executive Officer Group                    Beneficially Owned(1)
-------------------------------	        -----------------------

Thomas E. Oland                              1,549,709 (2)
Roger C. Lucas, Ph.D.                           31,456 (3)(4)(5)
Howard V. O'Connell                            175,629 (3)(4)(6)
G. Arthur Herbert                              214,360 (3)(7)
Randolph C. Steer, M.D., Ph.D.                  10,000 (3)(4)(8)
Robert V. Baumgartner                           32,000 (3)(4)(9)
Charles A. Dinarello, M.D.                      21,500 (3)(4)(8)
Karen A. Holbrook, Ph.D.                        20,000 (3)(4)(8)
John L. Higgins                                  5,000 (3)(4)(8)
Marcel Veronneau                                56,577 (10)
Gregory J. Melsen                               28,560 (11)
Officers and directors as
  a group (11 persons)                       2,796,343 (12)


                                     2


---------------

(1) Unless otherwise indicated, the person listed as the beneficial owner has sole voting and sole investment power over outstanding shares. Shares beneficially owned includes shares subject to options that are currently outstanding and exercisable and options that are currently outstanding and will become exercisable within 60 days of September 11, 2009.

(2) Includes 1,183,420 shares owned directly, 91,809 shares held by the Company's Stock Bonus Plan for Mr. Oland's account, 68,556 shares held by Thomas Oland and Associates and 205,924 shares held by the Thomas Oland and Associates Profit Sharing Plan and Trust. Does not include 658,764 shares held by the Company's Stock Bonus Plan for accounts of employees other than Mr. Oland, which are included in the group total in the above table. Including such 658,764 shares, Mr. Oland, a director of the Company, beneficially owns 2,208,473 shares or 5.9% of total shares outstanding.

(3) Does not include 750,573 shares held by the Company's Stock Bonus Plan, which are included in the total of officers and directors as a group. The Company's Board of Directors, acting by majority vote, currently directs the Trustee, Marshall and Ilsley Trust Company, N.A. as to the voting of such shares.

(4) Does not include a stock option to purchase 5,000 shares which will be granted on and will become exercisable as of the date of the Annual Meeting pursuant to the 1998 Nonqualified Stock Option Plan if the individual is re-elected as a director of the Company.

(5) Includes 1,456 shares owned directly and 30,000 shares subject to stock options.

(6) Includes 127,629 shares owned by trusts of which Mr. O'Connell is a trustee and beneficiary and 48,000 shares subject to stock options.

(7) Includes 11,000 shares owned by Mr. Herbert's wife, 153,360 shares held by trusts and a partnership of which Mr. Herbert is a trustee or partner and 50,000 shares subject to stock options.

(8)  All shares subject to stock options.

(9) Includes 2,000 shares owned directly and 30,000 shares subject to stock options.

(10) Includes 31,299 shares owned directly, 6,672 shares held by the Company's Stock Bonus Plan for Mr. Veronneau's account and 18,606 shares subject to stock options.

(11) Includes 540 shares held by the Company's Stock Bonus Plan for Mr. Melsen's account and 28,020 shares subject to stock options.

(12) Includes 750,573 shares held by the Company's Stock Bonus Plan as to which the Company's Board of Directors directs the voting and 261,126 shares which may be purchased pursuant to stock options.

                                      3



                             ELECTION OF DIRECTORS
                            (Proposals #1 and #2)


General Information

    The bylaws of the Company provide that the number of directors shall be determined by the shareholders at each Annual Meeting. The Nominations and Governance Committee of the Board of Directors recommended to the Board of Directors that the number of directors be set at eight and that the individuals named in the table below be elected. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE THAT THE NUMBER OF DIRECTORS BE SET AT EIGHT AND
THAT THE INDIVIDUALS NAMED IN THE TABLE BELOW BE ELECTED.   Under applicable
Minnesota law and the Company's bylaws, approval of the proposal to set the number of directors at eight requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting. A plurality of votes cast is required for the election of directors.

    In the election of directors, each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year or until his or her successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. All directors, except Mr. Higgins, were elected to the Board of Directors by the
shareholders.    If any of the nominees should be unable to serve as a
director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee as is selected by the Nominations and Governance Committee, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence.

    The following table provides certain information with respect to the nominees for director.

                          Current
                          Position(s)      Principle Occupation(s)   Director
Name                  Age with Company     During Past Five Years    Since
--------------------- --- ---------------  ------------------------  --------

Thomas E. Oland        68 Chairman of the  Chairman of the Board,       1985
                          Board, Chief     Chief Executive Officer,
                          Executive        President and Treasurer
                          Officer,         of the Company since
                          President,       1985 and President of
                          Treasurer and    Research and Diagnostic
                          Director         Systems, Inc. since 1982.


Roger C. Lucas, Ph.D.  66 Vice Chairman    Vice Chairman and            1985
                          and Director     Senior Scientific Advisor
                                           to the Company's Board
                                           and a private investor
                                           since 1995.  Chief
                                           Scientific Officer,
                                           Executive Vice President
                                           and Secretary of the
                                           Company from 1985 to 1995.

Howard V. O'Connell    79 Director         Private investor since 1990  1985
                                           Chairman, President and
                                           Treasurer of John G.
                                           Kinnard and Company,
                                           Incorporated, a securities
                                           broker-dealer, from 1969
                                           to 1990.

                                      4



                          Current
                          Position(s)      Principle Occupation(s)   Director
Name                  Age with Company     During Past Five Years    Since
--------------------- --- ---------------  ------------------------  --------

Randolph C. Steer,     59 Director         President and Chief          1990
 M.D., Ph.D.                               Operating Officer of
                                           OrthoLogic Corp., a
                                           biotechnology company,
                                           since 2006.  Consultant
                                           to the pharmaceutical and
                                           biotechnology industries
                                           from 1989 to 2006.
                                           Director of OrthoLogic
                                           Corp.

Robert V.              53 Director         Chief Executive Officer      2003
 Baumgartner, C.P.A.                       of Center for Diagnostic
                                           Imaging, Inc., an operator
                                           of diagnostic imaging
                                           centers, since 2001.

Charles A. Dinarello,
 M.D.                  66 Director         Professor of Medicine at     2005
                                           the University of
                                           Colorado School of
                                           Medicine in Denver,
                                           Colorado since 1996.

Karen A. Holbrook,
 Ph.D.                 66 Director         Vice President for           2007
                                           Research and Innovation,
                                           University of South
                                           Florida, since 2007;
                                           Former President of The
                                           Ohio State University
                                           from 2002 to 2007.

John L. Higgins        39 Director         President and Chief          2009
                                           Executive Officer of
                                           Ligand Pharmaceuticals
                                           Incorporated, since
                                           January 2007. Chief
                                           Financial Officer for
                                           Connetics Corporation
                                           from 1997 to 2007.
                                           Director of Ligand
                                           Pharmaceuticals
                                           Incorporated and BioCryst
                                           Pharmaceuticals, Inc.


	G. Arthur Herbert is not standing for re-election and therefore his term of office as a Director of the Company will expire as of the fiscal 2009
Annual Meeting.

                                   5



                          CORPORATE GOVERNANCE


Board Independence

    The Board has determined that all of the Company's non-employee directors are "independent" as such term is defined in applicable law and regulations of the Securities and Exchange Commission and Nasdaq. Mr. Oland is not independent based on his service as the Company's Chief Executive Officer and
President.   In making its independence determinations, the Board reviewed transactions and relationships between the director, or any member of his or her immediate family, and the Company and its subsidiaries based on information provided by the director, Company records and publicly available information.


Related Party Transactions

	During fiscal 2009, Mr. Oland's daughter, Paige Jensen, Ph.D., J.D., served as the Company's Associate General Counsel. Dr. Jensen's base salary for fiscal 2009 was $128,000. The Company also provided medical and other benefits generally available to all Company employees. Dr. Jensen is not an executive officer of the Company.


Directors' Meetings and Committees

    The Board has scheduled meetings each quarter prior to the Company's quarterly earnings release and may from time-to-time hold additional meetings. During fiscal 2009, the Board held four meetings. Each director attended 75% or more of the total number of meetings of the Board and of Committees of which he or she was a member, with the exception of Mr. Higgins. Mr. Higgins was appointed to the Board, the Audit Committee, the Executive Compensation Committee and the Nominations and Governance Committee in May 2009. Executive sessions of independent directors, meetings of outside directors without any member of management present, are held in conjunction with regularly scheduled meetings of the Board. It is the policy of the Company that all directors should attend the Company's annual meeting of shareholders. All then incumbent members did attend the annual meeting in 2008.

    The Company's Board of Directors has three standing Committees, the Audit Committee, the Executive Compensation Committee and the Nominations and Governance Committee. All members of all Committees are "independent" as such term is defined in applicable law and regulations of the Securities and Exchange Commission and Nasdaq. In addition all members of the Audit Committee meet the additional independence standards applicable to its members.

    The Audit Committee (whose members are Mr. Baumgartner, Mr. Herbert, Mr. O'Connell, Dr. Steer and Mr. Higgins) operates under a written charter established by the Company's Board of Directors. A copy of the charter is available for review at the Company's website, www.techne-corp.com. The Audit Committee is responsible for the appointment and supervision of the Company's independent registered public accounting firm and for reviewing the Company's internal audit procedures, the quarterly and annual financial statements of the Company and the results of the annual audit. The Audit Committee also pre-approves all related party transactions, establishes and oversees the implementation of the Company's cash investment policy and monitors the Company's financial fraud hotline. The Board of Directors has determined that for fiscal 2009 all Audit Committee members are "audit committee financial experts" as such term is defined in Section 407 of the Sarbanes-Oxley Act, and all such members are "independent" under applicable law and regulations of the SEC and Nasdaq. The Audit Committee met six times during fiscal 2009. The Committee's report is included in this Proxy Statement.

    The Executive Compensation Committee (whose members are Mr. Herbert, Mr. O'Connell, Mr. Baumgartner, Dr. Steer and Mr. Higgins) determines compensation for executive officers of the Company. The Committee operates under a written charter. A copy of the charter is available for review at the Company's website, www.techne-corp.com. The Executive Compensation Committee establishes both over-all policies for executive compensation and reviews the performance of the executive officers. The Committee works with Mr. Oland, the Chief Executive Officer of the Company, to establish performance goals for the other executive officers and, acting independently, establishes the performance goals for Mr. Oland. The Committee determines the annual base compensation of all officers and awards bonuses, both cash and equity, to all officers based on performance. The Committee met once during fiscal 2009. The Committee's report is included in this Proxy Statement.

                                   6

   The Nominations and Governance Committee is composed of all "independent" directors, currently all directors except Mr. Oland. The Committee operates under a written charter. A copy of the charter is available for review at the Company's website, www.techne-corp.com. The Committee, meeting as part of the July 2009 Board meeting, has recommended to shareholders the re-election of the incumbent directors of the Company, with the exception of Mr. Herbert, at the 2009 Annual Meeting. Mr. Herbert is retiring from the Board and not standing for re-election. The functions of the Committee are to recruit well-qualified candidates for the Board, select persons to be proposed in the Company's proxy statement for election as directors at annual meetings of shareholders, and establish governance standards and procedures to support and enhance the performance and accountability of management and the Board. The Nominations and Governance Committee assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominations and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current members of the Board of Directors, professional search firms, stockholders or other persons and may be considered at any point during the year. The Nominations and Governance Committee utilizes a variety of methods for identifying and evaluating
nominees for director.   Candidates for the Board are considered and selected
on the basis of outstanding achievement in their professional careers, experience, wisdom, personal and professional integrity, their ability to make independent, analytical inquiries, and their understanding of the business environment. Candidates must have the experience and skills necessary to understand the principal operational and functional objectives and plans of the Company, the results of operations and financial condition of the Company, and the position of the Company in its industry. Candidates must have a perspective that will enhance the Board's strategic discussions and be capable of and committed to devoting adequate time to Board duties. The Committee will consider all nominees for director recommended by shareholders of the Company, applying the same criteria as is used for nominees recommended by other sources. Recommendations may be sent to the Committee at the Company's address: 614 McKinley Place N.E., Minneapolis, MN 55413. The Committee met once during fiscal 2009.


Compensation of Directors

    Directors who are not employees of the Company were compensated for the year ended June 30, 2009 as follows:


                                Fees Earned
                                or Paid in    Option
Name                            Cash (1)      Awards (2)    Total
------------------------------  -----------   ----------  ---------

Roger C. Lucas, Ph.D.             $25,000       $153,500   $178,500
Howard V. O'Connell                27,000        153,500    180,500
G. Arthur Herbert                  27,000        153,500    180,500
Randolph C. Steer, M.D., Ph.D.     27,000        153,500    180,500
Robert V. Baumgartner              27,000        153,500    180,500
Charles A. Dinarello, M.D.         25,000        153,500    178,500
Karen A. Holbrook, Ph.D.           25,000        153,500    178,500
John L. Higgins                     3,000        112,000    115,000

---------------

(1) Amounts consist of the annual retainer and meeting fees for services as members of the Company's Board of Directors. For further information concerning such fees, see information following this table.

(2) Amounts represent compensation expense recognized in fiscal 2009 related to stock option awards that vested in fiscal 2009 calculated in accordance with Statement of Financial Accounting Standard No. 123 (revised 2004) (SFAS No. 123R). Assumptions used in the calculation of these amounts are described in Note I to the Company's audited financial statements for the fiscal year ended June 30, 2009, included in the Company's Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on August 28, 2009. Pursuant to the Company's 1998 Nonqualified Stock Option Plan, each of the above directors, with the exception of Mr. Higgins, received an automatic option grant for 5,000 shares of Company Common Stock on the date of the 2008 Annual Shareholder Meeting. Mr. Higgins received options to purchase 10,000 shares of the Company's Common Stock upon his appointment to the Board in fiscal 2009 of which 5,000 vested in fiscal 2009 and 5,000 will vest in fiscal 2010. As of June 30, 2009, the following non-employee directors held options to purchase the following number of shares of the Company's Common Stock: Dr. Lucas - 30,000; Mr. O'Connell - 48,000; Mr. Herbert - 50,000; Dr. Steer - 10,000; Mr.
     Baumgartner - 30,000; Dr. Dinarello - 21,500; Dr. Holbrook - 20,000; Mr. Higgins - 10,000.

                                7


     Fees for non-employee directors include $25,000 per year for service on the Board and Committees of the Board. Directors are paid an additional $1,000 for each meeting of the Board other than its regularly scheduled quarterly meetings and for each meeting of a committee on which the director serves other than committee meetings held in conjunction with a meeting of
the full Board.   If appointed to the Board or retired during the fiscal
year, the non-employee director receives a prorated annual fee.

    Under the Company's 1998 Nonqualified Stock Option Plan, non-employee directors automatically receive options to purchase 5,000 shares of Company Common Stock upon each re-election to the Board. The options have a term of 10 years and vest immediately. Upon initial election or appointment to the Board, new non-employee directors receive options, which vest immediately, for 5,000 shares of the Company's Common Stock prorated based on the time remaining until the next annual meeting of shareholders. Mr. Higgins, at the Compensation Committee's discretion, received options to purchase 10,000 shares of the Company's Common Stock upon his appointment to the Board in fiscal 2009. The additional shares were in recognition of his qualifications, including his industry background and experience as chief executive and chief financial officer of various biopharmaceutical companies. Half of the options vested immediately upon his appointment to the Board and the remaining 5,000 options vest on the first anniversary date of his appointment. All non-employee directors elected at the Company's 2009 Annual Meeting of Shareholders will receive options to purchase 5,000 shares of Common Stock with an exercise price equal to the fair market value on the date of the 2009 Annual Meeting.


Shareholder Communications with Directors

    Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Company at 614 McKinley Place N.E., Minneapolis, MN 55413, and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for non-management directors, or for a particular director. Unless other distribution is specified, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures.


Code of Ethics and Business Conduct and Financial Fraud Hotline

    The Company has adopted a Code of Ethics and Business Conduct, which is applicable to all directors, officers and employees of the Company. A copy is available for review at the Company's website, www.techne-corp.com. The Company sponsors a financial fraud hotline that is available to all employees, is operated on a confidential basis by a third party, and is supervised with full powers of investigation by the Audit Committee of the Board of Directors.


Compensation Committee Interlocks and Insider Participation

     The Executive Compensation Committee of the Board of Directors of the Company is composed of directors G. Arthur Herbert, Howard V. O'Connell, Dr. Randolph C. Steer, Robert V. Baumgartner, and John L. Higgins. None of the members of the Executive Compensation Committee was an officer or employee of the Company during fiscal 2009, or was formerly an officer of the Company. None of the members of the Executive Compensation Committee had any relationship requiring disclosure as a related party transaction. No executive officer of the Company during fiscal 2009, served on the Compensation Committee or the board of any company that employed any member of the Company's Executive Compensation Committee or Board of Directors.

                                8



              EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS


Overview

    The Executive Compensation Committee of the Board of Directors is responsible for establishing the compensation programs of the Company's Chief Executive Officer and other executive officers, including but not limited to the executive officers named in the summary compensation table of this Proxy Statement (the "Named Executive Officers"). The Committee participates in the consideration and employment of prospective executive officers of the Company. The Committee also administers the Company's stock option plans and has the authority to grant options to purchase shares of the Company's Common Stock, and to determine all terms and conditions of such options.


Compensation Objectives

    The Executive Compensation Committee has designed the compensation packages of the Company's executive officers to achieve the following objectives:

    - to recruit and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in the local market;

    - to motivate executives to achieve important business and individual performance objectives and to reward them when such goals are met; and

    - to align the interest of executive officers with the long-term interest of stockholders through participation in the Company's stock option plans.

    The Executive Compensation Committee is responsible for assuring that compensation for the executive officers is consistent with our compensation philosophy. The Executive Compensation Committee reviews the compensation philosophy and trends in the local market to ensure that the executive compensation program is competitive and attracts and retains talented management, motivates the executives to achieve short term and long term corporate objectives, and aligns the motivation and interests of the executives with the interests of the Company's shareholders. The Executive Compensation Committee also administers the Company's equity-based compensation and performance-based bonus plan for the executive officers. The Executive Compensation Committee reviews and approves each executive's base pay, bonus, and equity incentives annually.

    The Committee views the various components of its compensation program as related, but distinct. Although the Executive Compensation Committee does review and consider total compensation for each executive officer as a whole, it does not believe that significant compensation derived from one component should necessarily negate or reduce compensation from other components. The Committee determines the appropriate level for each compensation component based on overall compensation objectives. The Executive Compensation Committee has not adopted any policies or guidelines for allocating compensation among the different elements of the compensation program.


Role of the Chief Executive Officer in Compensation Decisions

	During meetings with the Executive Compensation Committee held each year, the Company's President and Chief Executive Officer presents to the Committee recommendations regarding compensation for the executive officers (other than himself). The Committee discusses the recommendations and accepts or adjusts them, in whole or in part. The executive officers are not present during the Committee's final discussion and determination of their compensation.

                                  9


Elements of the Compensation Program

     The Company's executive compensation program is comprised of base salaries, annual performance bonuses comprised of both cash and stock option components, and various benefits, including the Company's Profit Sharing and Savings Plan and Stock Bonus Plan in which all qualified employees of the Company participate. In addition, the Executive Compensation Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance. The Executive Compensation Committee typically also awards stock options upon retention of a new executive officer.

     Base salary. The Executive Compensation Committee has followed a policy of paying annual base salaries which are on the moderate side of being competitive in its industry. A competitive base salary is provided to each executive officer recognizing the skills and experience each individual brings to the Company, the length of time with the Company and the performance contributions each makes. Salaries are reviewed on an annual basis and are made in connection with annual performance reviews. In July 2009, the Executive Compensation Committee approved base salaries unchanged for fiscal 2010 from fiscal 2009 levels. Base salaries for the executive officers for fiscal 2010 are as follows: Mr. Melsen - $275,000, Mr. Veronneau - $167,500 and Mr. Oland - $254,100.

    Performance-based bonus plan. Under the Company's Executive Officers Incentive Bonus Plan, each executive officer may earn a potential bonus of up to 40% of his or her annual salary. The Plan provides that 70% of the eligible bonus is based upon achieving the Company's budgeted revenues and earnings for the fiscal year. Bonuses are awarded on a prorated basis if between 85% and 100% of budgeted revenues and earnings are achieved. The remaining 30% of the eligible bonus is based upon achievement of personal goals set for each officer. The personal goals are established annually as recommended by the Chief Executive Officer of the Company and approved by the Executive Compensation Committee, taking into account each executive's responsibilities at the Company. For fiscal 2009, the Executive Compensation Committee has determined that the Company's revenues and earnings were an average of 93% of budget. Therefore each executive officer earned 93% of the 70% of his overall bonus. The Compensation Committee also determined that Mr. Melsen and Mr. Veronneau earned 77% and 90% of the remaining 30% bonus, respectively. Mr. Oland waived his bonus for fiscal 2009. Mr. Melsen waived the portion of his fiscal 2009 bonus related to achievement of corporate financial objectives.

    The annual bonus is paid 50% in cash and 50% in stock options. The officer may elect to exchange his or her cash portion of the bonus for additional stock options and if so, such officer is entitled to 1.7 times the cash value of the cash bonus in options. The number of options each executive officer is entitled to is calculated based on the closing share price at the date of grant. Options granted under the Plan vest immediately and the exercise price of the options is the closing price of the Company's stock on the date of grant. The stock option grant date is the date of the Committee's first meeting subsequent to fiscal year-end, which coincides with the Company's scheduled quarterly Board meeting. For fiscal 2009, following his waiver of a portion of his bonus, Mr. Melsen was paid a cash bonus of $12,705 and granted options in fiscal 2010 for 203 shares of Company stock. For fiscal 2009, Mr. Verroneau was paid a cash bonus of $30,887 and was granted options in fiscal 2010 for 494 shares of Company stock.

    Other compensation. The Company provided medical and insurance benefits to its executive officers, which are the same as those generally available to all Company employees. The Company has a Profit Sharing and Savings Plan and a Stock Bonus Plan in which all qualified employees, including executive officers, participate subject to statutory limitations on contributions for highly compensated individuals. The amount of the Company's contribution to the plans is based on the increase in revenues and after tax earnings from the prior fiscal year. For fiscal 2009, the profit sharing percentage was approximately 3.34%. The Company contributed to each of the Profit Sharing and Savings Plan and the Stock Bonus Plan an amount equal to 1.67% of total gross wages, respectively. The contribution to the Stock Bonus Plan is in the form of Company common stock. The Company does not provide any other significant perquisites or executive benefits to its Named Executive
Officers.

                                 10


Accounting and Tax Treatment

	The Company accounts for equity-based compensation paid to employees under SFAS No. 123R promulgated by the Financial Accounting Standards Board, which requires the Company to estimate and record an expense over the service period of an option award. Thus, the Company may record an expense in one year for awards granted in earlier years. Accounting rules also requires the recording of cash compensation as an expense at the time the obligation is accrued.

	Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company's chief executive officer and four other most highly-paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. Because the potential amount of base salary and non-equity-based incentive compensation that the executive officers can earn is less than $1 million,
Section 162(m) has not been material to the Executive Compensation Committee decisions.


Compensation Committee Report

	The Compensation Committee of the Board of Directors is responsible for reviewing and approving total compensation programs and levels for the Company's Chief Executive Officer and its executive officer group, which includes the Named Executive Officers shown in the Summary Compensation Table below. The Committee's responsibilities are specified in the Compensation Committee Charter.

    The Committee reviewed and discussed the Executive Compensation Discussion and Analysis above with management. Based on the Committee's review and its discussions with management, the Committee recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in the Company's Proxy Statement for the 2009 Annual Meeting.

                                    G. Arthur Herbert
                                    Howard V. O'Connell
                                    Randolph C. Steer, M.D., Ph.D.
                                    Robert V. Baumgartner
                                    John L. Higgins
                                     Members of the Compensation Committee

                               11


Summary Compensation Table

    The Named Executive Officers received the following compensation for the fiscal years ended June 30, 2009, 2008 and 2007:

                                              Non-Equity
                                              Incentive    All Other
Name and           Fiscal           Option    Plan Com-    Compen-
Principal Position Year   Salary(1) Awards(2) pensation(3) sation(4)   Total
------------------ ------ --------- --------- ------------ --------- --------

Thomas E. Oland,     2009  $254,100 $      0(5) $     0(5)  $  7,772 $261,872
CEO and President    2008   254,100        0(5)       0(5)    35,878  289,978
                     2007   254,100        0(5)       0(5)    23,804  277,804

Gregory J. Melsen,   2009   275,000   12,981     12,705(6)     7,772  308,458
Vice President -     2008   260,000   43,234(7)  47,320       35,878  386,342
Finance and CFO      2007   245,000  123,207(8)  44,541       23,804  436,552

Marcel Veronneau,    2009   167,500    8,385     30,887        6,964  213,736
Vice President -     2008   160,000    9,751     30,560       30,112  230,423
Hematology           2007   155,000   10,728     29,016       19,782  214,526
Operations

---------------

(1) Includes amounts deferred under the Company's Profit Sharing and Savings Plan, a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code.

(2) Amounts shown above represent amounts recognized for financial statement reporting in the respective fiscal year as determined pursuant to provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments" and thus may include amounts from awards granted in and prior to the respective fiscal year. Assumptions used in the calculation of these amounts are described in Note I to the Company's audited financial statements for the fiscal year ended June 30, 2009, included in the Company's Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on August 28, 2009.

(3) Represents cash bonuses earned under the Company's Executive Officer's Incentive Bonus Plan in the respective fiscal year that were determined and paid in the subsequent fiscal year.

(4) For each individual the amounts for fiscal 2007 and 2009 reflect profit sharing for fiscal 2007 and 2009, respectively, contributed in the following fiscal year to the Profit Sharing and Savings Plan (as to one-half) and contributed in the following fiscal year to the Stock Bonus Plan in the form of shares of the Company's Common Stock (as to one-half). For each individual the amount for fiscal 2008 reflects profit sharing for fiscal 2008 contributed in fiscal 2009 to the Profit Sharing and Savings Plan (as to one-third) contributed in fiscal 2009 to the Stock Bonus Plan in the form of shares of the Company's Common Stock (as to one-third), and paid in cash in fiscal 2009 (as to one-third).

(5) Mr. Oland waived his cash and stock option bonus under the Company's Executive Officer's Incentive Bonus Plan.

(6) Mr. Melsen waived $35,860 of his earned cash bonus, or that portion of his cash bonus relating to the achievement of corporate financial objectives.

(7) Represents $14,971 related to options granted in fiscal 2008 and $28,263 related to options granted at initial date of employment in fiscal 2005.

(8) Represents $19,147 related to options granted in fiscal 2007 and $104,060 related to options granted at initial date of employment in fiscal 2005.

                                 12


Grants of Plan-Based Awards

    The following table sets forth certain information with respect to grants of plan-based awards for the Named Executive Officers during fiscal 2009.


                                                                                  Exercise
                                                                                  or Base   Grant
                            Estimated Payouts Under     Estimated Payouts Under   Price of  Date
                             Non-Equity Incentive           Equity Incentive      Option    Fair
                               Plan Awards  (1)           Plan Awards  (#) (2)    Awards    Value of
                   Grant  --------------------------- --------------------------- (per      Option
Name               Date   Threshold Target(3) Maximum Threshold Target(4) Maximum  share)   Awards
------------------ ------ --------- --------- ------- --------- --------- ------- --------  --------

Thomas E. Oland                $0    $50,820    $50,820     --       --       --        --      --
                   7/25/08     --         --         --      0      639      639        --      --

Gregory J. Melsen               0     52,000     52,000     --       --       --        --      --
                   7/25/08     --         --         --      0      654      654     $79.41  $12,981

Marcel Veronneau                0     32,000     32,000     --       --       --        --      --
                   7/25/08     --         --         --      0      402      402      79.41    8,385


---------------

(1) Represents potential cash bonuses earned under the Company's Executive Officer's Incentive Bonus Plan for fiscal 2008 which were paid in fiscal 2009. The actual amounts earned and paid under such Plan were: Mr. Oland
     - $0 (waived); Mr. Melsen - $47,320; Mr. Veronneau - $30,560.

(2) Represents potential stock options earned under the Company's Executive Officer's Incentive Bonus Plan for fiscal 2008 which were granted in fiscal 2009. The grant date fair value calculated in accordance with SFAS No. 123R was $21.78 per share. The actual number of options granted was: Mr. Oland - 0 (waived); Mr. Melsen - 596; Mr. Veronneau - 385.

(3) It is assumed that annual budget revenues and earnings will be met and personal objectives achieved. Therefore, targeted and maximum potential compensation are the same.

(4) Targeted share grants are calculated based on closing share price at date of grant. See (3) above.



Outstanding Equity Awards at Fiscal Year-End

    The following table shows all outstanding stock options held by the Named Executive Officers on June 30, 2009. As of June 30, 2009, none of the Named
Executive Officers held unearned equity incentive plan awards.   The Company
has not granted any stock awards.

                      Number of
                      Securities
                      Underlying
                      Unexercised Option   Option
                      Options     Exercise Expiration
Name                  Exercisable Price    Date
--------------------  ----------- -------- ----------

Thomas E. Oland             0          --        --

Gregory J. Melsen         426      $51.60   8/17/2012
                        1,012       49.43   7/26/2013
                          783       56.83   7/26/2014
                       25,000       39.53  12/16/2014
                          596       79.41   7/24/2015

Marcel Veronneau          670       33.85   8/13/2010
                       15,000       37.01  11/30/2010
                          505       40.47   7/08/2011
                          475       51.60   8/17/2012
                          567       49.43   7/26/2013
                          510       56.83   7/26/2014
                          385       79.41   7/24/2015

                                13




Option Exercises

	The following table shows options exercised by the Named Executive Officers during fiscal 2009. The value realized on exercise is equal to the difference between the market price of the underlying shares at the date of exercise and the exercise price of the options.

                                Option Awards
                       ----------------------------------
                       Number of Shares
                       Acquired on         Value Realized
Name                   Exercise            On Exercise
---------------------  ----------------    --------------

Thomas E. Oland                0             $    0

Gregory J. Melsen              0                  0

Marcel Veronneau             785              27,742



Employment Contracts and Change in Control Arrangements

    The Company has a formal employment agreement effective through June 30,
2010 with Mr. Veronneau.    The agreement provides for a base salary subject
to annual review, bonuses as described above, benefits as provided to all employees and severance compensation under certain circumstances. The severance payment is triggered if employment with the Company is terminated in connection with a merger, sale, or change in control of the Company. A "change in control" means the acquisition in one or more transactions by a single party, or any number of parties acting in concert, of a majority of the outstanding shares of voting stock of the Company. Mr. Veronneau's severance compensation is the lesser of one month of salary for each full year of employment with or service to the Company or two times the annualized compensation for the tax year preceding the year of termination. There are no written employment agreements with Mr. Oland or Mr. Melsen.

    For each Named Executive Officer, the estimated amount of potential payments at June 30, 2009, assuming the executive's employment terminates in connection with a merger, sale or change in control of the Company is as follows:

                       Cash
Name                   Severance       Other
--------------------   ---------       -----

Thomas E. Oland         $      0       $    0
Gregory J. Melsen              0            0
Marcel Veronneau (1)     223,333            0

---------------

(1)  Based on 16 years of service with the Company.


                                     14



                                AUDIT MATTERS


Audit Committee Report

    The Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

    - reviewed and discussed the audited financial statements with management;

    - discussed with the Company's independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61, as amended;

    - received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence; and

    - discussed with the independent registered public accounting firm the independent public accounting firm's independence.

    Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009 as filed with the Securities and Exchange Commission.

                                        Robert V. Baumgartner, C.P.A.
                                        G. Arthur Herbert
                                        Howard V. O'Connell
                                        Randolph C. Steer, M.D., Ph.D.
                                        John L. Higgins
                                         Members of the Audit Committee



                                   15


Independent Registered Public Accountants

    KPMG LLP acted as the Company's independent registered public accounting firm for fiscal 2009 and 2008. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make any desired comments, and will be available to respond to appropriate questions. The appointment of an independent registered public accounting firm for the fiscal 2010 has not yet been made, but will be made on or near the date of the Annual Meeting.


Audit Fees

    The following fees were paid or payable to KPMG LLP for the fiscal years ended June 30, 2009 and 2008:

                      2009         2008
                    --------     --------

Audit Fees          $472,000     $440,000
Audit-Related Fees         0            0
Tax Fees              86,000       79,000
All Other Fees        10,000            0

    "Audit Fees" are for professional services rendered and expenses incurred for the audit of the Company's annual financial statements and review of financial statements included in our Forms 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. Audit fees also included fees incurred for the audit of the effectiveness of internal control over financial reporting.

    "Tax Fees" included fees for services provided and expenses incurred in connection with preparation of the Company's tax returns in the United States and the United Kingdom.

    "Other Fees" in fiscal 2009 were for a computer forensic audit.


Pre-Approval Policies and Procedures

    Pursuant to its written charter, the Audit Committee of the Company's Board of Directors is required to pre-approve the audit and non-audit services performed by the Company's independent registered public accounting firm in order to assure that the provision of such services does not impair the firm's independence. Annual tax services are reviewed and approved by the Audit Committee prior to the commencement of such services. The Audit Committee has authorized Company officers to engage KPMG in permitted non-audit and tax services that involve less than $25,000 in fees in the aggregate. Such services are approved quarterly by the Audit Committee. All of the services rendered by KPMG in fiscal 2009 and 2008 were pre-approved by the Audit Committee.

                                  16


           COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT


Section 16(A) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10 percent shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

    To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 2009, all Section 16(a) filing requirements applicable to Insiders were met.



                             SHAREHOLDER PROPOSALS


    Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2010 Annual Meeting must be received by the Company at its offices by May 25, 2010 to be eligible for inclusion in the Company's Proxy Statement and related Proxy for the 2010 Annual Meeting. For a discussion of policies and procedures related to shareholder recommendations of candidates for director, please see the section on the Nominations and Governance Committee discussed previously under Directors' Meetings and Committees.

    Also, if a shareholder proposal intended to be presented at the 2010 Annual Meeting but not included in the Company's Proxy Statement and Proxy is received by the Company after August 9, 2010, then management named in the Company's Proxy for the 2010 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.


                                 OTHER BUSINESS


    The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

                                  ANNUAL REPORT


    A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2009, including consolidated financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy-soliciting material.

    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2009, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO PRESIDENT, TECHNE CORPORATION, 614 MCKINLEY PLACE N.E., MINNEAPOLIS, MINNESOTA 55413.

Dated:  September 22, 2009
        Minneapolis, Minnesota


                                      17




                            TECHNE CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints THOMAS E. OLAND and KATHLEEN BACKES, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Techne Corporation registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Thursday, October 29, 2009 at 3:30 p.m. Central Daylight Time, at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, and at all adjournments of such meeting. If you need directions to the Annual Meeting, please contact Techne Corporation at 612-379-8854.

The undersigned hereby revokes all proxies previously granted with respect to such meeting.

The Board of Directors recommends that you vote "FOR" the following proposals:

(1)  To set the number of Directors at eight:

     [     ] FOR	    [    ] AGAINST           [   ] ABSTAIN

(2)  To elect Directors:

     [     ] FOR ALL        [    ] WITHHOLD ALL      [   ] FOR ALL EXCEPT

     Nominees:
      1)  Thomas E. Oland
      2)  Roger C. Lucas, PhD
      3)  Howard V. O'Connell
      4)  Randolph C Steer MD PhD
      5)  Robert V. Baumgartner
      6)  Charles A. Dinarello MD
      7)  Karen A. Holbrook, PhD
      8)  John L. Higgins


     (To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name(s) of the nominee on the line below.)

      ___________________________________________________________

(3) Other matters: In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

Date_________________________, 2009




                          _________________________________________


                          _________________________________________
                          PLEASE DATE AND SIGN ABOVE exactly as
                          name appears at the left, indicating,
                          where appropriate official position or
                          representative capacity.  If stock is
                          held in joint tenancy, each joint owner
                          should sign.





               IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
                      MATERIALS FOR THE ANNUAL MEETING:

   The Notice and Proxy Statement and 2009 Annual Report to Shareholders
                   are available at www.proxyvote.com